AMENDED SCHEDULE A TO ADMINISTRATIVE SERVICES AGREEMENT BETWEEN OLD MUTUAL ADVISOR FUNDS AND OLD MUTUAL FUND SERVICES

DATED SEPTEMBER 7, 2004

AS AMENDED NOVEMBER 19, 2007

Old Mutual Advisor Funds consists of the following Funds, each of which is subject to this Agreement:

Old Mutual Asset Allocation Conservative Portfolio

Old Mutual Asset Allocation Balanced Portfolio

Old Mutual Asset Allocation Moderate Growth Portfolio

Old Mutual Asset Allocation Growth Portfolio

Old Mutual Copper Rock Emerging Growth Fund

Old Mutual Analytic Defensive Equity Fund

Old Mutual Clay Finlay China Fund

Old Mutual Clay Finlay Emerging Markets Fund

Old Mutual International Equity Fund

Old Mutual Analytic Global Defensive Equity Fund

Old Mutual VA Asset Allocation Conservative Portfolio

Old Mutual VA Asset Allocation Balanced Portfolio

Old Mutual VA Asset Allocation Moderate Growth Portfolio

Old Mutual VA Asset Allocation Growth Portfolio

Old Mutual Analytic VA Defensive Equity Portfolio

Old Mutual Analytic VA Global Defensive Equity Portfolio

Old Mutual International Bond Fund

Old Mutual Provident Mid-Cap Growth Fund

Old Mutual Advisor Funds	Old Mutual Fund Services

By: /s/ Julian F. Sluyters	By: /s/ Robert T. Kelly

Name: Julian F. Sluyters	Name: Robert T. Kelly

Title: President	Title: Vice President